UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2008

RENTECH, INC.
(Exact name of registrant as specified in its charter)

Colorado	001-15795	84-0957421
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10877 Wilshire Boulevard, Suite 710 Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (310) 571-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 31, 2008, Douglas M. Miller, was appointed as the Company’s Executive Vice President for Renewable Energy Businesses. In this capacity, Mr. Miller will be responsible for the development of Rentech’s biomass initiatives. Mr. Miller, age 48, previously served as Executive Vice President and Chief Operating Officer of the Company, a position he has held since January 2006.  John Diesch, Senior Vice President of Operations, will manage all of the Company’s operating assets going forward, including Rentech Energy Midwest Corporation, the Product Demonstration Unit, the Rentech Strategic Fuels and Chemicals Complex near Natchez, Mississippi, and new synthetic fuels plants as they come on line.

Mr. Miller, who has a Masters of Business Administration from the University of California, Los Angeles, has extensive experience with project financing and corporate mergers and acquisitions.  In addition, Mr. Miller has significant financial experience, including supervising accounting, finance and budgeting functions of various energy organizations.  Mr. Miller was employed by Unocal Corporation from 1991 through its acquisition by Chevron Corporation in October 2005, and for more than five years prior to the acquisition, served as Vice President, Corporate Development.

Rentech’s press release announcing Mr. Miller’s new role, as well as other organizational changes at the Company, is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.

Date: January 7, 2009	By:	/s/ Colin M. Morris
Colin M. Morris
Vice President and General Counsel

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release issued by Rentech, Inc. on January 7, 2009.

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